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                       GULF STATES STEEL, INC. OF ALABAMA
                             174 South 26th Street
                            Gadsden, Alabama 35904

          EXECUTIVE RETENTION AGREEMENT ("Agreement") by and between Gulf States Steel, Inc. of Alabama, an Alabama corporation (the "Company"), and James S. Henderson, Jr., (the "Executive"), dated as of the 13th day of April 1999. Unless otherwise provided, capitalized terms shall have the meaning provided in
Section 2.

     1.   Purpose.

          The Company has determined that it is in its best interests to assure the continued dedication of the Executive, notwithstanding the occurrence of a Trigger Event with respect to the Company, by providing Executive with: (A) severance pay and other considerations in the event that: (i) the Executive's employment is terminated during a Trigger Event Period other than for "Cause", or (ii) Executive shall during such period terminate his employment for "Good Reason"; and/or (B) In the event of a Trigger Event defined in Section 2(d)(3) an incentive to remain with the Company and work for a successful reorganization of the Company within the Trigger Event Period.

     2.   Certain Definitions.

          (a) "Cause" shall mean: (i) a material breach by the Executive of the Executive's duties or responsibilities with the Company (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; or (ii) the conviction of the Executive of a felony involving moral turpitude.

          (b) "Disability" means a physical or mental infirmity which renders the Executive incapable of performing his duties with the Company for any consecutive or non-consecutive period of ninety (90) days during any twelve month period, if the Executive remains so incapable of performing such duties at the end of such 90 day period.

          (c) "Good Reason" shall mean the assignment to the Executive of any duties, position or responsibilities materially inconsistent with the Executive's existing duties, position or responsibilities by the Company which results in a material diminution in such duties, position or responsibilities, which is not remedied by the Company promptly after receipt of notice thereof given by the Executive to the Board of Directors of the Company.

          (d) A "Trigger Event" shall mean the first to occur of any of the following events:

               (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 prom-

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ulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Trigger Event under this Section 2(d)(1):
(i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition of the Company by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, no Trigger Event has occurred under Section 2(d)(3);

               (2) The election or appointment of a Board of Directors of the Company, a majority of whose members are not, as of the date hereof, members of the Board of Directors of the Company (the "Incumbent Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

               (3) The filing by or against the Company of a petition with a United States Bankruptcy Court under Title 11 of the United States Bankruptcy Code.

          (e) The "Trigger Event Period" shall mean the period commencing on the occurrence of a Trigger Event, and ending on March 31, 2001, unless extended by the Board of Directors of the Company.

     3.   Severance Payment and other Considerations.

          (a) If, during the Trigger Event Period: (i) the Company shall terminate the Executive's employment (other than for Cause or Disability); or
(ii) the Executive shall terminate his employment for Good Reason, the Company shall (subject, however, to Sections 8(e) and 8(k)):

               (1) Pay to the Executive in a lump sum in cash within 30 days after the date of termination a severance payment in an amount equal to twelve
(12) months of the Executive's then base annual salary (provided, however, that for the purposes hereof, such base salary shall be deemed to be not less than his base salary on the date hereof), and the Company shall also pay for any accrued vacation;

               (2) Deliver to the Executive a written instrument canceling any debt (including principal and accrued interest) owed by the Executive to the Company for any purchase, if any, prior to the date hereof, of any limited partnership interest in GSS Management LLC ("GSSM"); provided, however, that Executive shall, in such case, concurrently with the delivery by the Company of such written instrument of debt cancellation: (i) deliver one or more

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written instruments to the Company (as reasonably requested by the Company) in which Executive: (x) disclaims, surrenders and forever relinquishes any and all claims to any limited partnership or other ownership interest in GSSM, whether absolute or contingent, and (y) disclaims, surrenders and forever relinquishes any and all claims to the return or refund of any and all payments made by him with respect to such limited partnership interest other ownership interest or in GSSM and any damage claims he may have in respect of the purchase of such interest; (ii) deliver to the Company duly endorsed all evidence of such limited partnership or other ownership interest in GSSM; and (iii) execute and deliver any and all documents required by the Company to transfer such interest, if any, to the Company; and

               (3) During the 18-month period following such date of termination, continue at the Company's expense such Executive's coverage under the Company group health insurance and/or group life insurance in which the Executive was a participant and which the Company is providing to other employees, provided, however, that such continuation of coverage (and payment by
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the Company of the cost thereof) shall be provided only to the extent such coverage is permissible under, and shall be subject to, the terms of such group policies (and nothing shall require the Company to continue such coverage in effect generally or restrict the right of the Company to modify or amend such policies or programs), and provided further that any such continuation of medical coverage shall be credited against any COBRA requirements of the Company with respect to the Executive.

          (b) If the Executive's employment shall be terminated by the Company for Cause or Disability during the Trigger Event Period or if the Executive shall terminate employment other than for "Good Reason" during such Period, this Agreement shall terminate without any further obligations of the Company to the Executive hereunder.

     4.   Incentive Payment for Successful Reorganization.

          (a) If a Trigger Event described in Section 2(d)(3) occurs during the Trigger Event Period and a bankruptcy court shall enter a final order confirming a plan of reorganization for the Company during the Trigger Event Period or at any time thereafter and on a date on which Executive remains employed by the Company, the Executive shall on such date such final order is entered become entitled to receive from the Company an amount equal to twelve (12) months of Executive's then base salary (provided, however, that for the purposes hereof, such base salary shall be deemed to be not less than his base salary on the date hereof), subject, however, to Section 8(e). Such amount shall be payable one-half on the date of the final order and the balance (the "Second Installment") on the first Anniversary Date (the "Anniversary Date") thereof (without interest), so long as the Executive shall be employed by the Company on such Anniversary Date; but subject, however to Section 4(b).

          (b) Notwithstanding Section 4(a), the Second Installment shall become immediately due and payable to the Executive if prior to the Anniversary Date:
(i) a Trigger Event as defined in Section 2(d)(1) or (d)(2) shall occur and the Executive shall be employed by the Company on the date of such Trigger Event;
(ii) the Company shall terminate the Executive's employment other than for Cause; (iii) the Executive shall terminate his employment for Good Reason; or
(iv) the Executive shall die or suffer a Disability while he is an employee of the Company.

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     5.   Assumption of Agreement In Bankruptcy.

          The Executive acknowledges that this Agreement may be subject to rejection in the event of a bankruptcy filing by or against the Company. The Company agrees to use reasonable efforts to cause a bankruptcy court to approve the assumption of this Agreement in the event of a bankruptcy filing.

     6.   No Employment Agreement.

          The Executive acknowledges that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and may be terminated by the Company at any time, subject, however, to any obligations of the Company hereunder or thereunder.

     7.   Confidential Information.

          After termination of Executive's employment by Executive or by the Company, the Executive shall continue to hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement) and the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. The obligations of the Executive under this Section shall supplement and not supersede any duty of confidentiality he may have under any other agreement with the Company or under applicable law.

     8.   Miscellaneous.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

          (b) This Agreement may not be terminated, amended or modified (or any provision or condition waived) otherwise than by a written agreement executed by the parties hereto.

          (c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:  James S. Henderson, Jr.
                                3601 West Ridgeview Drive
                                Birmingham, AL 35213

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          If to the Company:    Gulf States Steel, Inc. of Alabama
                                174 South 26th Street
                                Gadsden, Alabama  35904
                                Attention:  Jim Grimm

or to such other address as either party shall have furnished to the other in writing in accordance herewith.

          (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (e) The Company may withhold from any amount payable under this Agreement such Federal, state or local taxes as shall be required by applicable law to be withheld by the Company in respect of such amount (or in respect of any other consideration provided by the Company hereunder).

          (f) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (g) The Executive shall not be obligated to seek other employment or take any other action by way of mitigation of any amount payable to the Executive hereunder. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any successful contest by the Executive of the validity or enforceability of this Agreement or the liability of the Company hereunder, or of any provision of this Agreement, plus interest on any delayed payment at the rate of six percent per annum.

          (h) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, estate and legal representatives.

          (i) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (j) This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

          (k) The benefits provided under this Agreement shall be in addition to any other benefits to which the Executive may be entitled under any other Company programs or by law; provided, however, that any severance or vacation payment made hereunder shall be reduced by any severance or vacation payments otherwise required to be paid to the Executive under any other Company program or under applicable law.

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          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                            /s/ James S. Henderson, Jr.
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                            James S. Henderson, Jr.

                            GULF STATES STEEL, INC. OF ALABAMA

                            By:  /s/ Robert Schaal
                                 -------------------------------
                                 Chairman and Chief Executive Officer

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